UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report  (Date of earliest event reported):  November 3, 2018

PIER 1 IMPORTS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-07832	75-1729843
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 Pier 1 Place Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code 817-252-8000

                            N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)  On November 5, 2018, Pier 1 Imports, Inc. (the “Company”) announced that Donna Noce Colaco will join the Company effective December 3, 2018, as Executive Vice President and Chief Customer Officer. Ms. Colaco, age 59, will lead the Company’s merchandising organization and oversee product development, planning and allocations, stores, marketing and e-Commerce.

Most recently, Ms. Colaco served as Brand President of White House Black Market, a Chico’s FAS, Inc. brand, from August 2007 to January 2018. During her tenure, she led a brand repositioning and business turnaround and was responsible for retail and e-commerce operations including 500 stores, as well as brand development, product design, marketing, merchandising and financial planning. Ms. Colaco also served as a member of the Chico’s FAS Executive Committee, which was responsible for developing corporate initiatives and business strategy. Prior to that, Ms. Colaco spent 11 years with AnnTaylor Stores Corporation, where she held positions of increasing responsibility within the merchandising organization, successfully launched the LOFT outlet division, and served as head of e-Commerce for the Ann Taylor brand. From 2006 to 2007, Ms. Colaco was President of Ann Taylor Loft, a $1 billion apparel and accessories business.

The terms of Ms. Colaco’s employment are set forth in a letter from Pier 1 Services Company to Ms. Colaco dated November 2, 2018 (the “Employment Letter”).  Pursuant to the Employment Letter, Ms. Colaco will receive a base salary of $700,000 per year.  She will be eligible pursuant to the Company’s short-term incentive plan to earn a target annual incentive payment of 125% of her base salary for the remainder of fiscal 2019 and through all of fiscal 2020, and thereafter will participate in the plan at a level commensurate with other senior officers as determined by the Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors. She will receive a signing bonus of $300,000 upon completing sixty days of employment that is pro rata repayable to the Company if her employment is terminated for cause or she voluntarily leaves the Company within twelve months.

Upon the commencement of her employment, Ms. Colaco will receive a grant of restricted stock consisting of a number of shares having a value of $600,000 on the grant date (based on the 30-day trailing average closing price of the Company’s common stock) which will vest in equal annual installments on the second and third anniversaries of the grant date, subject to her continued employment with the Company.  For fiscal 2020, she will receive a long-term incentive award having a value of $700,000 based on the plan design of and granted commensurate with the annual grant cycle for fiscal year 2020.

The restricted stock award includes a “double trigger” provision that provides for vesting following a change in control of the Company (as defined in the award agreement) if the award is not assumed or equitably converted by the successor company, or if assumed or equitably converted and Ms. Colaco’s employment is terminated without “cause” or she resigns for “good reason,” (as such terms are defined in the award agreement), within one year of the change in control.

The summary of the terms applicable to Ms. Colaco’s employment set forth herein is qualified in its entirety by reference to the Employment Letter, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Upon the commencement of her employment, Ms. Colaco and the Company will enter into an Executive Agreement (the “Executive Agreement”), providing for certain payments to Ms. Colaco if her employment with the Company is terminated by the Company without Cause or by her for Good Reason (as such terms are defined in the Executive Agreement). In either of such events, she will receive a cash severance payment equal to her then-current base salary.  The severance payment is payable in substantially equal installments over a twelve month period following termination of employment. Pursuant to the Executive Agreement, Ms. Colaco will be subject to non-compete and non-solicitation provisions for a period of one year following her termination of employment, and non-disclosure provisions. This summary of the terms of the Executive Agreement is qualified in its entirety by reference to the form of Executive Agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

(e)            On November 3, 2018, the Compensation Committee approved a one-time cash retention award in the amount of $615,000 to Nancy A. Walsh, the Company’s Executive Vice President and Chief Financial Officer.  The retention award is payable on December 3, 2019 (the “Payment Date”), and Ms. Walsh will receive the award within fifteen days of the Payment Date if she remains employed by the Company or an affiliate through such date or if her employment is terminated without cause or she resigns for good reason prior to such date, as such terms are defined in the form of retention award agreement to be entered into between the Company and Ms. Walsh.  This summary of the retention award is qualified in its entirety by reference to the form of retention award agreement, which is attached hereto as Exhibit 10.3 and incorporated herein by reference.  In addition, the Compensation Committee approved a salary increase for Ms. Walsh from $575,000 to $615,000, effective December 3, 2018.

Item 9.01    Financial Statements and Exhibits.

      (d)  Exhibits.

      Exhibit No.            Description

10.1                 Employment Letter dated November 2, 2018 between Pier 1 Services Company and Donna Noce Colaco.

10.2                 Form of Executive Agreement between Pier 1 Imports, Inc. and Donna Noce Colaco.

10.3                 Form of Retention Award Agreement between Pier 1 Imports, Inc. and Nancy A. Walsh.

99.1                 Press release dated November 5, 2018, announcing the appointment of Donna Noce Colaco as the Company’s Chief Customer Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIER 1 IMPORTS, INC.

Date:	November 5, 2018	By:	/s/ Nancy A. Walsh
Nancy A. Walsh, Executive Vice President and Chief Financial
Officer